Exhibit (23)(d)(3)

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the use in Amendment Number 2 to Form SB-2 Registration Statement under the Securities Act of 1933 of Gateway American Properties Corporation (a Colorado corporation) of our report on the December 31, 1995 and 1996 financial statements of Gateway American Properties Corporation (a Florida corporation) dated March 27, 1997 (except for Notes 5, 6, and 7, as to which the date is July 14, 1997) appearing in the Prospectus, which is a part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                              /s/ Beatty & Company
                                                  ------------------------------
                                                  Beatty & Company, P.A.
                                                  Certified Public Accountants

Sarasota, Florida
February 3, 1998